EXHIBIT 21

                   SUBSIDIARIES OF HAEMONETICS CORPORATION

                                                 Jurisdiction of
                    Name                          Incorporation
                    ----                         ---------------


Haemonetics S.A.                                 Switzerland

Haemonetics Scandinavia, AB                      Sweden

Haemonetics GmbH                                 Germany

Haemonetics France S.A.R.L.                      France

Haemonetics Limited                              England

Haemonetics (U.K.) Limited                       Scotland

Haemonetics Japan K.K.                           Japan

Haemonetics Foreign Sales Corp.                  U.S. Virgin Islands

Haemonetics Belgium N.V.                         Belgium

Haemonetics B.V.                                 Netherlands

Haemonetics Italia S.R.L.                        Italy

Haemonetics GesmbH                               Austria

Haemonetics Asia Inc., with branch in Taiwan     Delaware

Haemonetics Hong Kong Ltd.                       Hong Kong

Haemonetics CZ, s.p.o.l., S.r.o.                 Czech Republic

Haemonetics Medical Devices (Shanghai)           People's Republic of
 Trading Co. Ltd.                                China


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